                                                                     EXHIBIT 3.2


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                       COMMUNITY MEDICAL TRANSPORT, INC.

--------------------------------------------------------------------------------

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

--------------------------------------------------------------------------------

COMMUNITY MEDICAL TRANSPORT, INC., a Delaware corporation (the "Corporation"), does hereby certify as follows:

         FIRST: that this Amendment shall provide for a reverse stock split (the "Reverse Stock Split") of the Corporation's common stock, par value $.001, per share (the "Old Common Stock"), whereby each 6 shares of Old Common Stock shall be combined into one validly issued share of new common stock (the "New Common Stock"), the par value of which shall remain unchanged. Fractional shares will be rounded up to the nearest whole number.

         SECOND: that this Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Certificate of Incorporation on the 2nd day of December, 1998, and affirms that the statements contained herein are true under the penalty of perjury.



                                               COMMUNITY MEDICAL TRANSPORT, INC.


                                               By: /s/ Dean L. Sloane
                                                  ------------------------------
                                               Name:  Dean L. Sloane
                                               Title: Chief Executive Officer




ATTEST:

By: /s/ Craig V. Sloane
   -------------------------
Name:  Craig V. Sloane
Title: Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                       COMMUNITY MEDICAL TRANSPORT, INC.

--------------------------------------------------------------------------------

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

--------------------------------------------------------------------------------

COMMUNITY MEDICAL TRANSPORT, INC., a Delaware corporation (the "Corporation"), does hereby certify as follows:

         FIRST: that this Amendment shall provide for a change in the total number of shares of capital stock which the Corporation shall have the authority to issue.

         SECOND: that the paragraphs labeled 4 and 4.A in the Company's Certificate of Incorporation, as amended, is hereby amended so that they shall read as follows:

         4. The total number of shares of stock which the Corporation shall have authority to issue is 6,000,000, which shall consist of (i) 5,000,000 shares, par value $.001 per share, designated as Common Stock (the "Common Stock") and
(ii) 1,000,000 shares, par value $.001 per share, designated as Preferred Stock (the "Preferred Stock").

         A. Common Stock. Subject to the provisions of any series of Preferred Stock which may at the time be outstanding, the holders of shares of Common Stock shall be entitled to receive, when and as declared by the Board of Directors out of any funds legally available for the purpose, such dividends as may be declared from time to time by the Board of Directors. In the event of the liquidation of the Corporation, or upon distribution of its assets, after the payment in full or the setting apart for payment of such preferential amounts, if any, as the holders of shares of Preferred Stock at the time outstanding shall be entitled, the remaining assets of the Corporation available for payment and distribution to holders of shares of Common Stock shall, subject to any participating or similar rights of shares of Preferred Stock at the time outstanding, be distributed ratably among the holders of shares of Common Stock at the time outstanding. All shares of Common Stock shall have no preference, conversion, exchange, preemptive or redemption rights. The entire voting power shall be vested in the shares of Common Stock. All shares of Common Stock shall have equal, non-cumulative voting rights.

         THIRD: that this Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Certificate of Incorporation on the 2nd day of December, 1998, and affirms that the statements contained herein are true under the penalty of perjury.


                                               COMMUNITY MEDICAL TRANSPORT, INC.


                                               By: /s/ Dean L. Sloane
                                                  ------------------------------
                                               Name:  Dean L. Sloane
                                               Title: Chief Executive Officer


ATTEST:

By: /s/ Craig V. Sloane
   -------------------------
Name:  Craig V. Sloane
Title: Secretary